Exhibit 10.17
VIRIDIAN THERAPEUTICS, INC.
RESTRICTED STOCK UNIT GRANT NOTICE
(2016 AMENDED AND RESTATED EQUITY INCENTIVE PLAN)
Viridian Therapeutics, Inc. (the “Company”), pursuant to its 2016 Amended and Restated Equity Incentive Plan (the “Plan”), hereby awards to Participant the number of restricted stock units set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Unit Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:
Consideration:	Participant’s Services
Vesting Schedule:
Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant acknowledges and agrees that this Restricted Stock Unit Grant Notice and the Restricted Stock Unit Agreement may not be modified, amended or revised except as provided therein or in the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the grant of restricted stock units pursuant to the Award specified above and supersede all prior oral and written agreements on that subject with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.
Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Viridian THERAPEUTICS, INC.

By:
Signature

Title:

Date:

PARTICIPANT:

Signature

Date:

ATTACHMENTS:

Attachment I:	Restricted Stock Unit Agreement
Attachment II:	2016 Amended and Restated Equity Incentive Plan

VIRIDIAN THERAPEUTICS, INC.
2016 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (collectively, the “Award”) and in consideration of your services, Viridian Therapeutics, Inc. (the “Company”) has awarded you the number of restricted stock units (each, a “Restricted Stock Unit”) under its 2016 Amended and Restated Equity Incentive Plan (the “Plan”) indicated in the Grant Notice. Capitalized terms not explicitly defined in this Restricted Stock Unit Agreement but defined in the Plan shall have the same definitions as in the Plan. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.
1.NATURE OF RESTRICTED STOCK UNITS. Each Restricted Stock Unit granted to you pursuant to the Grant Notice represents an unfunded, unsecured right to receive one share of Common Stock.
2.VESTING. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice. The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.
3.SETTLEMENT OF RESTRICTED STOCK UNITS. Upon the vesting of a Restricted Stock Unit hereunder, and subject to any election by the Committee pursuant to Section 6(b)(iii) of the Plan, the Company will deliver one share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) to you as soon as reasonably practicable (and, in any event, within two and one-half (2.5) months) following the applicable vesting date. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless the shares of Common Stock are then registered under the Securities Act or, if not registered, the Company has determined that the issuance of the shares would be exempt from the registration requirements of the Securities Act. The issuance of shares of Common Stock under this Restricted Stock Unit Agreement must also comply with all other applicable laws and regulations governing your Award.
4.TREATMENT OF RESTRICTED STOCK UNITS UPON TERMINATION. Except as otherwise provided in the Grant Notice or as otherwise may be provided by the Committee, in the event of your termination of Continuous Service for any reason prior to the time that your Restricted Stock Units have vested, (A) all vesting with respect to your Restricted Stock Units shall cease and (B) unvested Restricted Stock Units shall be forfeited to the Company by you for no consideration as of the date of such Termination.
5.CONDITIONS TO ISSUANCE OF COMMON STOCK. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall not be required to record the ownership by you of shares of Common Stock issued upon the settlement of vested Restricted Stock Units prior to fulfillment of all of the following conditions: (i) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary; (ii) the lapse of such reasonable period of time following the settlement of the vested Restricted Stock Units as may otherwise be required by applicable law; and (iii) the execution and delivery to the Company, to the extent not so previously executed and delivered, of such other documents and instruments as may be reasonably required by the Committee.

6.NON-TRANSFERABILITY. The Restricted Stock Units are not transferable by you. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect; provided, however, that an interest in such Restricted Stock Units and the shares of Common Stock subject to such award may be transferred pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act.
7.RIGHTS AS STOCKHOLDER. You shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until (i) you have become the holder of record or the beneficial owner of such share of Common Stock in accordance with this Restricted Stock Unit Agreement and (ii) the issuance of such share of Common Stock has been entered into the books and records of the Company. No adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which you shall become the holder of record or the beneficial owner thereof.
8.TAX WITHHOLDING. You may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Stock Units, their vesting or settlement or any payment or transfer with respect to the Restricted Stock Units at the maximum permissible statutory rates that will not cause an adverse accounting consequence, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Committee may, in its sole discretion, permit you to satisfy such withholding tax obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received upon settlement of Restricted Stock Units pursuant to this Restricted Stock Unit Agreement.
9.TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your Restricted Stock Units or your other compensation.
10.NOTICE. Any notices provided for with respect to the Restricted Stock Units or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.
11.AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

12.BINDING EFFECT. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13.GOVERNING LAW; VENUE. The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Restricted Stock Unit Agreement, without regard to that state’s conflict of laws rules.
14.GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.
15.SECTION 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
16.OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus, and you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.
17.EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
18.SEVERABILITY. If all or any part of this Restricted Stock Unit Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Restricted Stock Unit Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Restricted Stock Unit Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
19.MISCELLANEOUS.
(a)    The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.
(b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.
(d)    This Restricted Stock Unit Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)    All obligations of the Company under the Plan and this Restricted Stock Unit Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
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This Restricted Stock Unit Agreement will be deemed to be signed by you upon the signing by you of the Grant Notice to which it is attached.

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